Exhibit 10.18.1

EXECUTION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Master Repurchase Agreement, dated as of July 28, 2016 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and Quicken Loans Inc. (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 16, 2015 (as amended from time to time, the “Existing Master Repurchase Agreement”; and as amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Defined Terms. Exhibit A of the Existing Master Repurchase Agreement is hereby amended by:

1.1 deleting the definition of “Liquidity” in its entirety and replacing it with the following:

Liquidity: As of any date of determination, the sum of (a) Seller’s unrestricted and unencumbered cash and Cash Equivalents, (b) the balance in the Over/Under Account or any over/under account, buydown account or other similar account under any other secured credit facility, including any other repurchase agreements for mortgage loans and mortgage-backed securities, in each case exclusive of funds held due to a Margin Deficit or Margin Call (or any similar margin deficit or margin call under each such secured facility) and (c) Seller’s Maximum Current Advance Capacity. By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation.

1.2 adding the following definition of “Maximum Current Advance Capacity” in its proper alphabetical order:

Maximum Current Advance Capacity: As of any date of determination, with respect to each secured credit facility, including this Agreement and any other repurchase agreements for mortgage loans and mortgage-backed securities which have been amended to provide, or otherwise agreed by the parties, that over/under accounts, buydown accounts or other similar accounts or funds held by the lender shall no longer be permitted, means an amount equal to the excess of (x) the lesser of (i) the credit or funding limit (whether committed or uncommitted) and (ii) the aggregate borrowing base, asset value or other method of determining the maximum loan or purchase value of the assets sold, pledged or assigned to the buyer or lender under such agreement (with such value being determined in accordance with the methodology set forth in such agreement for determining the purchase or loan value of such assets under any margin test or borrowing base valuation method specified therein, including, without limitation, application of any applicable haircuts), minus (y) the principal amount currently advanced under such credit facility.

SECTION 2. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 6. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:	/s/ Adam Robitshek
	Name:	Adam Robitshek
	Title:	Vice President

QUICKEN LOANS INC., as Seller

By:	/s/ Julie Booth
	Name:	Julie Booth
	Title:	Cheif Financial Officer

Signature Page to Amendment No. 1 Master Repurchase Agreement